Exhibit 99.1

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE:

MONMOUTH real estate INVESTMENT CORPORATION ISSUES STATEMENT

Highlights Track Record of Superior Value Creation Overseen by Diverse, Experienced Board of Directors

Monmouth Board Is Reviewing Blackwells’ Unsolicited Acquisition Proposal

Board’s Nominating and Corporate Governance Committee Will Evaluate

Director Nominations and Proposals Submitted by Blackwells and Land & Buildings

Monmouth was the Single Best Performing Industrial REIT

Based on Total Return to Stockholders, Over the Past Year

HOLMDEL, N.J – December 31, 2020 – Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”) today disclosed that, as of the deadline for receipt of such notices, it has received notice from Blackwells Capital LLC (“Blackwells”) of its intention to nominate four candidates to stand for election to the Company’s Board of Directors and submit six non-binding proposals, and has received notice from Land & Buildings Investment Management, LLC (“Land & Buildings”) of its intention to nominate four candidates to stand for election to the Company’s Board of Directors and submit one non-binding proposal to be voted on at Monmouth’s 2021 Annual Meeting of Stockholders.

As previously announced, the Monmouth Board is reviewing a non-binding, unsolicited proposal from Blackwells to acquire all of the outstanding common shares of the Company for $18.00 per share. In addition, the Board and its Nominating and Corporate Governance Committee will review Blackwells’ and Land & Buildings’ notices of proposed director nominations and stockholder proposals, and will make its recommendations to the Board at the appropriate time.

The Company issued the following statement:

Experienced & Engaged Board

Monmouth has a highly experienced and actively engaged Board that has overseen consistently outstanding operating and financial performance and total stockholder returns, and the Board remains committed to acting in the best interests of the Company and all stockholders.

Monmouth notes that over the past three years, it has meaningfully strengthened the independence and diversity of its Board with the addition of three new independent directors who bring fresh perspectives and relevant backgrounds in REITs, risk management, global commerce, security matters and real estate finance and investment. Monmouth’s Board regularly evaluates opportunities to enhance corporate governance, will carefully consider the nominations and proposals put forth by stockholders and, if appropriate, may propose its own recommendations.

Monmouth: The Single Best Performing Industrial REIT by TSR

The Monmouth Board and management team have taken decisive actions to drive the Company’s next phase of growth and deliver value for stockholders. Notwithstanding the unprecedented challenges caused by COVID-19, Monmouth’s operating excellence has produced consistently high occupancies, strong tenant retentions and rent collections as well as strong overall growth.

Recent developments have only highlighted the value of Monmouth’s assets and resiliency of its unique approach to profitably serving its ecommerce-oriented tenants. During fiscal 2020, Monmouth has seen strong demand for its properties and has the highest occupancy rate in the sector at 99.7%. The Company expects the combination of its two recent acquisitions totaling $170.0 million, a $169.3 million acquisition pipeline, substantial parking expansions currently taking place and increased occupancy to meaningfully contribute to its earnings per share and cash flow growth in fiscal 2021 and beyond.

Monmouth’s disciplined approach and proven business model have delivered to stockholders significant total returns including 1,239%, 243%, 103% and 22% over the 20, 10, 5 and 1 year periods ending on December 18, 2020, respectively, the last trading day preceding Blackwells’ announcement of its unsolicited proposal. Over the past year, Monmouth was the single best performing industrial REIT based on total return to stockholders and has significantly outperformed the MSCI US REIT Index and exceeded returns on the S&P500. Indeed, Monmouth has maintained or increased its common stock cash dividend for 116 consecutive quarters or 29 years, in addition to being one of the few REITs that preserved its cash dividend during the Global Financial Crisis of 2007-2008.

A State-Of-The-Art Industrial Portfolio Fueled By Ecommerce

Over the past five years, the Company has managed to substantially increase the size of its state-of-the-art industrial portfolio on a cash flow accretive basis while also strengthening its balance sheet. Since fiscal year 2015, Monmouth successfully:

●	Completed $1.26 billion in acquisitions, more than doubling the size of the Company;

●	Added 10.6 million square feet of GLA representing an increase of 76%;

●	Increased rental revenue by 111% or 16% per annum;

●	Increased AFFO per share while expanding its equity market capitalization to $1.7 billion;

●	Increased dividends per share by 13.3% while significantly improving dividend coverage;

●	Reduced debt leverage by 15% to 6.0x Net Debt to Adjusted EBITDA;

●	Lowered debt costs by 18% to an average interest rate of less than 4%; and

●	Extended average debt maturities to 11 years, among the longest in the REIT industry.

Following review by its Nominating and Corporate Governance Committee, the Board will present its formal recommendations with respect to the election of directors and any other matters that may properly be brought before the 2021 Annual Meeting. The 2021 Annual Meeting has not yet been scheduled. Monmouth stockholders are not required to take action at this time.

Venable LLP is serving as Monmouth’s legal counsel, and CS Capital Advisors is acting as the Company’s financial advisor.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

About Monmouth Real Estate

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. The Company’s occupancy rate as of this date is 99.7%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

Important Additional Information and Where to Find It

In connection with the solicitation of proxies in connection with Monmouth’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), Monmouth intends to file a definitive proxy statement, white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements thereto, and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at https://investors.mreic.reit/ once such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies in connection with the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2020. To the extent that such participants’ holdings in the Company’s securities have changed since the filing of such Annual Report, such changes have been reflected in SEC filings on Forms 3, 4 and 5, which can be found on the SEC’s website at www.sec.gov or the Company’s website at https://investors.mreic.reit/. Updated information regarding the identities of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting.

Contacts:

Investors:

Becky Coleridge

732-810-0907

Bruce Goldfarb/Chuck Garske/Teresa Huang

Okapi Partners

212-297-0720

info@okapipartners.com

Media:

Andrew Siegel/Jim Golden

Joele Frank

212-355-4449

Non-GAAP Measure of Financial Performance

Investors and analysts following the real estate industry utilize earnings before interest, taxes, depreciation and amortization for real estate (“Adjusted EBITDA”) and Net Debt to Adjusted EBITDA, variously defined, as supplemental performance measures. We consider Net Debt to Adjusted EBITDA, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. Net Debt to Adjusted EBITDA is commonly used in various ratios as valuation of calculations used to measure financial position, performance and liquidity. Net Debt to Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	Adjusted EBITDA is net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue and unrealized holding losses (minus gains) arising during the periods.

●	Net Debt is Total Debt, less Cash and Cash Equivalents.

●	Net Debt to Adjusted EBITDA is Net Debt divided by Adjusted EBITDA.

The following is a reconciliation of Total Debt to Net Debt, Net Income (Loss) Attributable to Common Shareholders to Adjusted EBITDA and Net Debt to Adjusted EBITDA:

As of 9/30/2020 ($ in thousands)

Total Debt	$874,507
less: Cash and Cash Equivalents	23,517
Net Debt	$850,990

For the Fiscal Year Ended
9/30/2020 ($ in thousands)
Net Income (Loss) Attributable to Common Shareholders	$(48,617)
Plus: Preferred Dividends	26,474
Plus: Interest Expense, including Amortization of Financing Costs	36,376
Plus: Depreciation and Amortization	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	103
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	77,380
Adjusted EBITDA	$141,566

Net Debt / Adjusted EBITDA	6.0 x